                                                                  Exhibit 4(d)

                                                        Basic Plan Document #05
                                                                      Plan #002
                                                IRS Letter Serial No.: D363689a

                   PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST

                      SECTION 401(K) PROFIT SHARING PLAN
                                (NONSTANDARDIZED)

                              ADOPTION AGREEMENT(1)


The Employer(2), designated below, hereby establishes a profit-sharing plan (optionally including a cash or deferred arrangement (as defined in Section 401(k) of the Internal Revenue Code)) for all Eligible Employees as defined in this Adoption Agreement pursuant to the terms of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST BASIC PLAN DOCUMENT #05.

A. EMPLOYER INFORMATION:

   1.   NAME:     Libbey Inc.
                  -----------

   2.   ADDRESS:  P.O. Box 10060
                  --------------

   3.   ADDRESS:  Toledo, OH  43699-0060
                  ----------------------

   4.   ATTENTION: Christine L. Dreps         TELEPHONE: (419) 325-2100
                   ------------------                    --------------

   5.   EMPLOYER TAXPAYER IDENTIFICATION NUMBER(3):   34-1559357
                                                      ----------

B. BASIC PLAN PROVISIONS:

   1.   PLAN NAME (SELECT ONE):

        a.[X] This plan is established effective 1/1, 1997, (the "Effective
              Date") as a profit sharing plan and trust (optionally with a "cash or deferred arrangement" as defined in Code Section 401(k)) to be known as LIBBEY LONG-TERM SAVINGS PLAN and Trust (the "Plan") in the form of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST.

-------------
1 Footnotes in this Adoption Agreement are not to be construed as part of the Plan provisions but are explanatory only. To the extent a footnote is inconsistent with the provisions of the Basic Plan Document or applicable law, the provisions of the Plan shall be construed in conformity with the Basic Plan Document or law.

2 Terms that are capitalized are defined in the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST BASIC PLAN DOCUMENT.

3    The Plan will have an individual TIN, distinct from the Employer TIN.

         b.[ ] This plan is an amendment and restatement in the form of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST, effective _______, 19__, (the "Effective Date") of the _________ Plan and Trust (the "Plan"), originally effective as of ________, 19__ (the "Original Effective Date").

2.   EMPLOYER'S THREE DIGIT PLAN NUMBER:    007
                                            ---
3.   COMMITTEE MEMBERS(4):

                  Libbey Inc. Employee Benefits Committee
                  ---------------------------------------

4.   DEFINITIONS:

     A.  COMPENSATION for allocation purposes:

         I Will be determined over the following applicable period (select only one):

            (A)[X]        the Plan Year
            (B)[ ]        the period of Plan participation during the Plan Year
            (C)[ ]        a consecutive 12 month period commencing on and ending
                          with, or within, the Plan Year.


         II [X] If selected, Compensation will include Employer contributions made pursuant to a Salary Reduction Agreement, or other arrangement, which are not includible in the gross income of the Employee under Section Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Internal Revenue Code.

         III Shall NOT include (select as many as desired):

            (A)[X]       Bonuses
            (B)[X]       Commissions
            (C)[ ]       Taxable fringe benefits identified below:

            (D)[X]       Other items of remuneration identified below:
                         SAFETY BONUS PAY, DRAWINGS/AWARDS, TOOL ALLOWANCE PAY, EDUCATIONAL ASSISTANCE

         IV Shall be limited to $________, which shall be the maximum amount of compensation considered for plan allocation purposes (but not for testing purposes), and may not be an amount in excess of the Internal


------------
4 Committee members direct the day to day operation of the Plan. Committee members serve at the pleasure of the Employer. See Section 11.4 for changes in Committee membership. If no Committee members are specified, the Employer shall assume responsibility for the operations of the Plan.

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             Revenue Code Section 401(a)(17) limit in effect for the Plan Year
             (5). If no amount is specified, Compensation shall be limited to the Internal Revenue Code Section 401(a)(17) amount, as adjusted by the Secretary of the Treasury from time to time.

     B.   EARLY RETIREMENT DATE:

          I  [X]     is not applicable to this Plan
          II [ ]     is the latter of the date on which the Participant attains age (not less than 55) and the date on which the Participant completes ___ Years of Service.

     C. HOUR OF SERVICE shall be determined on the basis of the method selected below. Only one method may be selected. The method shall be applied to all Employees covered under the Plan as follows (select only one):

                         I  [ ]    On the basis of actual hours for which an
                                   Employee is paid, or entitled to be paid.

                         II [X] On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if under Section 1.1(U) of the Plan such Employee would be credited with at least one (1) Hour of Service during the day.

                        III [ ] On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if under Section 1.1(U) of the Plan such Employee would be credited with at least one (1) Hour of Service during the week.

                         IV [ ] On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under
                                   Section 1.1(U) of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

                         V  [ ]    On the basis of months worked. An Employee
                                   shall be credited with one hundred ninety
                                   (190) Hours of Service if under Section
                                   1.1(U) of the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

     D. LIMITATION YEAR shall mean the 12 month period commencing on 1/1 and ending on 12/31.

----------------
          5 If no amount is specified, the maximum amount of Compensation allowed under Code Section 401(a)(17) (the "$150,000 limit" ("$200,000 limit" prior to the Plan Year beginning before January 1, 1994)), as adjusted from time to time, shall be used.

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                    E.   NORMAL RETIREMENT DATE for each Participant  shall
                         mean (select one):
                         I  [X]    the date the Participant attains age: 65
                                   (not to exceed 65)
                         II [ ]    the latter of  the date the  Participant
                                   attains age ___ (not to exceed 65) or the ___ (not to exceed 5th) anniversary of the participation commencement date. If for the Plan Years beginning before January 1, 1988,
                                   Normal Retirement Date was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed 10 years), the anniversary date for Participants who first commenced participation under the Plan before the first
                                   Plan Year beginning on or after January 1, 1988 shall be the earlier of (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the employer, if less than 10) or (B) the fifth anniversary of the first day of the first
                                   Plan Year beginning on or after January 1, 1988. Notwithstanding any other provisions of the Plan, the participant commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

                    F. PERMITTED DISPARITY LEVEL, for purposes of allocating Employer Contributions, shall mean (select only one):

                         I   [X]   Not applicable - the Plan does not use
                                   permitted disparity.
                         II  [ ]   The Taxable Wage Base, which is the
                                   contribution and benefit base under section
                                   230 of the Social Security Act at the
                                   beginning of the year.
                         III [ ]   _________ % (not greater than 100%) of the
                                   Taxable Wage Base as defined in B(4)(f)(ii) above.
                         IV        $_______, provided that the amount does not
                                   exceed the Taxable Wage Base as defined in B(4)(f)(ii) above.

                    G. PLAN YEAR shall mean (select and complete only one of the following):

                         I   [ ]   the 12-consecutive  month period which
                                   coincides with the Limitation Year. The
                                   first Plan Year shall be the period
                                   commencing on the Effective Date and
                                   ending on the last day of the Limitation
                                   Year.
                         II  [ ]   the 12-consecutive month period commencing on
                                   _________, 19__,  and each annual
                                   anniversary thereof.
                         III [X]   the calendar year (January 1 through
                                   December 31).

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                    H.   QUALIFIED DISTRIBUTION DATE, for purposes of
                         making distributions under the provisions of a Qualified Domestic Relations Order (as defined in Internal Revenue Code Section 414(p)), [X] SHALL
                         [ ] SHALL NOT be the date the order is determined to be qualified. If SHALL is selected, the Alternate Payee will be entitled to an immediate distribution of benefits as directed by the Qualified Domestic Relations Order. If SHALL NOT is selected, the Alternate Payee may only take a distribution on the earliest date that the Participant is entitled to a distribution.

                    I.   SPOUSE:

                          [X] If selected, Spouse shall mean only that person who has actually been the Participant's spouse for at least one year.

                    J.   YEAR OF SERVICE shall mean:

                         I For ELIGIBILITY purposes (select one of the
                           following):

                           (A) [ ] the 12 consecutive months during which an Employee is credited with
                                     (not more than 1000) Hours of Service.
                           (B) [X] a Period of Service (using the elapsed time method of counting Service, as described in
                                     Section 1.1(N)(3) of the Plan).

                         II For ALLOCATION  accrual purposes (select one of the
                            following):

                           (A) [ ] the 12 consecutive months during which an Employee is credited with
                                     (not more than 1000) Hours of Service.
                           (B) [X] a Period of Service (using the elapsed time method of counting Service, as described in Section 1.1(N)(3) of the Plan).

                         III For VESTING service purposes (select one of the following):

                           (A) [ ] the 12 consecutive months during which an Employee is credited with
                                     (not more than 1000) Hours of Service.
                           (B) [X] a Period of Service (using the elapsed time method of counting Service, as described in Section 1.1(N)(3) of the Plan).
                         IV   For purpose of computing Years of Service in plans
N/A                           where Year of Service is defined in terms of Hours
                              of Service), the consecutive 12 month period shall be:

                         (A) For ELIGIBILITY purposes, the first Year of Service shall be computed using the 12 month
N/A period commencing on the Employee's date of hire and ending on the first annual anniversary of the Employee's date of hire (the "Initial Computation Period"). In the event an employee does not complete an eligibility Year of Service during this initial computation period, the computation period shall be (select only one):

                              (1) [ ] the period commencing on each annual anniversary of the Employee's date of hire and ending on the next annual anniversary of the Employee's date of hire.
                              (2) [ ] the Plan Year, commencing with the Plan Year in which the Initial Computation Period ends.

                         (B) For VESTING purposes, Years of Service shall be computed on the basis of:

                              (1) [ ] the period commencing on each annual anniversary of the Employee's date of
N/A                                     hire and ending on the next annual
                                        anniversary of the Employee's date of
                                        hire.
                              (2) [ ] the Plan Year, commencing with the first Plan Year an Employee completes an Hour of Service.

                         (C) For ALLOCATION accrual purposes, Year of Service shall be computed on the basis of the Plan Year.

                       V  [ ]      For ELIGIBILITY purposes, Years of Service
                                   with the following Predecessor Employers
N/A                                shall count in fulfilling the eligibility
                                   requirements for this Plan:

                      VI  [ ]      For VESTING purposes, Years of Service with
                                   the following Predecessor Employers shall
N/A                                count for purposes of determining the
                                   nonforfeitable amount of a Participant's account:


               5.   COVERAGE:

                    This Plan is extended by the Employer to the following Employees who have met the eligibility requirements (select as many as appropriate):

                         I   [ ]   All Employees
                         II  [ ]   Salaried Employees

                         III [ ]      Sales Employees
                         IV  [ ]      Hourly Employees
                         V   [ ]      Leased Employees
                         VI  [ ]      All Employees except (select as
                                      applicable):

                                  (A) [ ] those who are members of a
                                          unit of Employees covered by a
                                          collective bargaining agreement
                                          between the Employer and Employee
                                          representatives, if retirement
                                          benefits were the subject of good
                                          faith bargaining and if two percent or
                                          less of the Employees who are covered
                                          pursuant to that agreement are
                                          professionals as defined in Section
                                          1.410(b)-9 of the Regulations. For
                                          this purpose, the term "Employee
                                          representative" does not include any
                                          organization more than half of whose
                                          members are Employees who are owners,
                                          officers, or executives of the
                                          Employer.
                                  (B) [ ] those who are nonresident
                                          aliens (within the meaning of
                                          Internal Revenue Code Section
                                          7701(b)(1)(B)) and who receive
                                          no earned income (within the
                                          meaning of Internal Revenue Code
                                          Section 911(d)(2)) from the Employer
                                          which constitutes income from
                                          sources within the United States
                                          (within the meaning of Internal
                                          Revenue Code Section 861(a)(3)).

                         VII [X]   Union Employees (who are members of the
                                   following unions or union affiliates:
                                   GLASS, MOLDERS, POTTERY, PLASTICS & ALLIED
                                   WORKERS, INTERNATIONAL UNION AFL-CIO, CLC
                                   LOCAL UNION NO. 381
                        VIII [ ]   Other Employees, described as follows:


                                   ---------


               6.   ELIGIBILITY:

                    An Employee covered by the Plan may become a Participant upon completion of the following eligibility requirements:

                    A. SERVICE(6):

-------------

6 If a fractional year is elected, the elapsed time method of computing service shall be used for the fractional year. Eligibility provisions for optional cash or deferred arrangements are contained in Item C of this Adoption Agreement.

                         I  [ ]    There shall be no minimum service requirement
                                   for an Employee to become a Participant.
                         II [X]    The Employee must complete 60 Working Days
                                   of Employment of Service (not more than
                                   2 years) to be a Participant for purposes of receiving allocations of Employer
                                   Profit Sharing Contributions.
                    B.   AGE:

                         I  [X]    There shall be no minimum age requirement for
                                   an Employee to become a Participant.
                         II [ ]    The Employee must attain age ______ (not more
                                   than 21) to be a Participant in the Plan.

                    C.   WAIVER OF AGE AND SERVICE REQUIREMENTS:

                         I  [ ]    Notwithstanding the provisions of Items
                                   B(6)(a) and (b), Employees who have not
                                   satisfied the age and service requirements,
                                   but would otherwise be eligible to
                                   participate in the plan, shall be eligible to
N/A                                participate on the Effective Date.
                         II [ ]    For new Plans, notwithstanding the provisions
                                   of Items B(6)(a) and (b), Employees who have not satisfied the age and service requirements, but would otherwise be eligible to participate in the plan, shall be eligible to participate on the Effective Date.

                    D.   ENTRY DATES:

                         Upon completion of the eligibility requirements, an Employee shall commence participation in the Plan (select only one):

                         I  [ ]    As soon as practicable under the payroll
                                   practices utilized by the Employer, and
                                   consistently applied to all Employees, or if earlier, the first day of the Plan Year (7).
                         II [X]    As of the first day of the month following
                                   the completion of the eligibility
                                   requirements.
                         III [ ]   As of the earliest of the first day of the
                                   Plan Year, fourth, seventh or tenth month of the Plan Year next following completion of the eligibility requirements.
                         IV [ ]    As of the earliest of the first day of the
                                   Plan Year or seventh month of the Plan Year next following completion of the eligibility requirements.

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7    Notwithstanding the foregoing, an Employee who has met the eligibility requirements may not enter the Plan later than six months following the date on which the Employee first completes the eligibility requirements.

                           V  [ ]           As of the first day of the Plan Year
                                            next following completion of the
                                            eligibility requirements (may only
                                            be selected if the eligibility year
                                            of service requirement is 6 months
                                            or less).

         7.       VESTING:

                  A. The percentage of a Participant's Employer Contribution Account (attributable to Employer Profit Sharing Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be (8):

                           COMPLETED YEARS OF SERVICE

                                               1        2          3       4        5        6       7
                                           -------- ---------  -------- -------  -------- -------- -----

                           I      [ ]                  100%
                                                      -----
                           II     [ ]                            100%
                                                                -----
                           III    [ ]                   20%        40%     60%     80%     100%
                                                      -----     ------   -----    ----    -----
                           IV     [ ]                             20%      40%      60%     80%     100%
                                                                -----    -----    -----   -----    -----
                           V      [ ]          10%      20%       30%      40%      60%     80%     100%
                                             -----    -----     -----    -----    -----   -----    -----
                           VI     [ ]                                              100%
                                                                                  -----
                           VII    [X]                                                               100%
                                                                                                   -----
                           VII    [ ]       Full and immediate vesting upon entry into the Plan(9)

                                    Notwithstanding anything to the contrary in the Plan, the amount inserted in the blanks above shall not exceed the limits specified in Code Section 411(a)(2).

                  B. For purposes of computing a Participant's vested account balance, Years of Service for vesting purposes [ ]SHALL [ ]SHALL NOT include Years of Service before the Employer maintained this Plan or any predecessor plan, and [ ]SHALL [ ]SHALL NOT include Years of Service before the Employee attained age 18.
                  C. Notwithstanding the provisions of this Item B(7)(c) of the Adoption Agreement, a Participant shall become fully vested in his Participant's Employer Contribution if: (10)

                           I   [ ]          the Participant's job is eliminated
                                            without the Participant being
                                            offered a comparable position
                                            elsewhere with the Employer.

                           II  [ ]          for such reason as is described
                                            below:


--------------
8 Notwithstanding the selection made in this Item B(7)(a), a Participant shall be fully vested in his or her Employer Contribution Accounts if the Participant dies or becomes Disabled while in the employ of the Employer.
9 If more than one Year of Service is an eligibility requirement, Item viii must be selected.
10 The provisions of this section will be administered by the Employer on a consistent and nondiscriminatory basis.

         8.       EMPLOYER PROFIT SHARING CONTRIBUTIONS:

                  A.       CONTRIBUTIONS:

                           I   [ ]          In its discretion, the Employer may
                                            contribute Employer Profit Sharing
                                            Contributions to the Plan.
                           II  [ ]          The Employer shall contribute
                                            Employer Profit Sharing
                                            Contributions to the Plan in the
                                            amount of   % of the Compensation of
                                            all Eligible Participants under the
                                            Plan.
                           III [ ]          If selected, the Employer may make
                                            Employer Profit Sharing
                                            Contributions without regard to
                                            current or accumulated Net Profits
                                            of the Employer for the taxable year
                                            ending with, or within the Plan
                                            Year.
                           IV [ ]           If selected, the Employer may
                                            designate all or any part of the
                                            Employer Profit Sharing
                                            Contributions as Qualified
                                            Nonelective Contributions, provided,
                                            however, that contributions so
                                            designated will be subject to the
                                            same vesting, distribution, and
                                            withdrawal restrictions as Before
                                            Tax Contributions(11).

                  B.       ALLOCATIONS:

                           Employer Profit Sharing Contributions shall be allocated to the accounts of eligible Participants according to the following selected allocation formula:

                           I   [ ]          The Employer Profit Sharing
                                            Contributions shall be allocated to
                                            each eligible Participant's account
                                            in the ratio which the Participant's
                                            Compensation bears to the
                                            Compensation of all eligible
                                            Participants. Employer Profit
                                            Sharing Plan Contributions, shall be
                                            allocated to the accounts of
                                            Participants who have completed a
                                            Year of Service(12) (select one):

                                            (A)  [ ]    as of the last day of
                                                        the month preceding the
                                                        month in which the
                                                        contribution was made.
                                            (B)  [ ]    as of the last day of
                                                        the Plan quarter
                                                        preceding the quarter in
                                                        which the contribution
                                                        was made.

--------------
11 Amounts designated as Qualified Nonelective Contributions will be allocated pursuant to Section 3.1(A)(14) of the Basic Plan Document.

12 In the event contributions are allocated on a basis other than a full plan year, the Year of Service shall be based on the elapsed time method of calculation, and a Participant shall be deemed to have completed an appropriate Period of Service for allocation purposes if the Participant has completed a pro-rata Period of Service corresponding to the interval on which contributions are allocated.

                                            (C)  [ ]    as of the last day of
                                                        the Plan Year.

                           II   [ ]         The Employer Profit Sharing
                                            Contributions shall be allocated in
                                            accordance with the following
                                            formula:

                                            (A)  If the Plan is Top-Heavy, the
                                                 contribution shall be first
                                                 credited to each eligible
                                                 Participant's Account in the
                                                 ratio which the Participant's
                                                 Compensation bears to the total
                                                 Compensation of all eligible
                                                 Participants, up to 3% of each
                                                 Participant's Compensation.
                                            (B)  If the Plan is Top-Heavy, any
                                                 Employer Profit Sharing
                                                 Contribution remaining after
                                                 the allocation in (a) above
                                                 shall be credited to each
                                                 eligible Participant's account
                                                 in the ratio which the
                                                 Participant's Excess
                                                 Compensation(13) bears to the
                                                 total Excess Compensation of
                                                 all eligible Participants, up
                                                 to 3% of each eligible
                                                 Participant's Excess
                                                 Compensation.
                                            (C)  Any contributions remaining
                                                 after the allocation in (b)
                                                 above shall be credited to each
                                                 eligible Participant's account
                                                 in the ratio which the sum of
                                                 the Participant's total
                                                 Compensation and Excess
                                                 Compensation bears to the sum
                                                 of the total Compensation and
                                                 Excess Compensation of all
                                                 eligible Participants, up to an
                                                 amount equal to the maximum
                                                 Excess Percentage times the sum
                                                 of the Participant's
                                                 Compensation and Excess
                                                 Compensation. If the Plan is
                                                 Top-Heavy, the maximum Excess
                                                 Percentage is N/A% (insert
                                                 percentage). If the Plan is not
                                                 Top-Heavy, the maximum Excess
                                                 Percentage is N/A% (insert
                                                 percentage, which shall not
                                                 exceed the prior Excess
                                                 Percentage limitation specified
                                                 by more than 3).

                                     NOTE:       If the Permitted Disparity
                                                 Level defined at Item B(4)(f)
                                                 is the Taxable Wage Base (which
                                                 is the contribution and benefit
                                                 base under section 230 of the
                                                 Social Security Act at the
                                                 beginning of the year), then
                                                 the maximum Excess Percentage
                                                 should be 2.7% if the Plan is
                                                 Top-Heavy and 5.7% if the Plan
                                                 is not Top-Heavy.

                                                 If the Permitted Disparity
                                                 Level defined at Item B(4)(f)
                                                 is greater than 80% but less
                                                 than 100% of the Taxable Wage
                                                 Base, then the maximum Excess
                                                 Percentage should be 2.4% if
                                                 the Plan is Top-Heavy and 5.4%
                                                 if the Plan is not Top-Heavy.


-------------------
13 Excess Compensation means a Participant's Compensation in excess of the Permitted Disparity Level specified in the Definitions section of this Adoption Agreement.

                                                 If the Permitted Disparity
                                                 Level defined at Item B(4)(f)
                                                 is greater than the greater of
                                                 $10,000 or 20% of the Taxable
                                                 Wage Base, but not more than
                                                 80%, then the maximum Excess
                                                 Percentage should be 1.3% if
                                                 the Plan is Top-Heavy and 4.3%
                                                 if the Plan is not Top-Heavy.

                                            (D)  Any remaining Employer Profit
                                                 Sharing Contribution shall be
                                                 allocated among eligible
                                                 Participants' accounts in the
                                                 ratio which the Participant's
                                                 Compensation bears to the total
                                                 Compensation of all
                                                 Participants.

                           III   [ ]        If selected, and the Employer has
                                            elected to allocate Employer Profit
                                            Sharing Plan Contributions as of the
                                            last day of the Plan Year, a
                                            Participant must be employed by the
                                            Employer on the last day of the Plan
                                            Year in order to receive an
                                            allocation(14).
                           IV    [ ]        A Participant who terminates before
                                            the end of the period for which
                                            contributions are allocated shall
                                            share in the allocation of Employer
                                            Profit Sharing Contributions if
                                            termination of employment was the
                                            result of (select all that apply):

                                            (A) [ ]   retirement
                                            (B) [ ]   disability
                                            (C) [ ]   death
                                            (D) [ ]   other, as specified below:


         9.       ROLLOVER & TRANSFER CONTRIBUTIONS (SELECT ONE):

                  A.  [ ]           Subject to policies, applied in a consistent
                                    and nondiscriminatory manner, adopted by the
                                    Committee, each Employee, who would
                                    otherwise be eligible to participate in the
                                    Plan except that such Employee has not yet
                                    met the eligibility requirements, and each
                                    Participant may make a Rollover Contribution
                                    as described in Internal Revenue Code
                                    Section Section 402(a)(5), 403(a)(4) or
                                    408(d)(3).
                  B.  [X]           Subject to policies, applied in a consistent
                                    and nondiscriminatory manner, adopted by the
                                    Committee, each Participant may make a
                                    Rollover Contribution as described in
                                    Internal Revenue Code Section Section
                                    402(a)(5), 403(a)(4) or 408(d)(3).
                  C.  [ ]           No Employee shall make Rollover
                                    Contributions to the Plan.

         10.      DISTRIBUTIONS:



-----------------
14 This option shall only be effective if Item 8(b)(i)(c) has been selected. Even if this Item is selected, the provisions of Section 4.8 of the Basic Plan Document may supersede this requirement if necessary to satisfy Code Sections 401(a)(26) and 410(b).

                  A.       DISTRIBUTIONS UPON SEPARATION FROM SERVICE:

                           The Normal Form of Benefit under the Plan shall be a single lump sum distribution, made [X] (if selected) as soon as administratively practical after receipt of a distribution request from a Participant entitled to a distribution or [ ] (if selected) upon the Participant's attainment of the Plan's Early Retirement Date or the Plan's Normal Retirement Date, whichever is earlier.

                           In addition to the Normal Form of Benefit, the Participant shall be entitled to select from among the following optional forms of benefit specified by the employer (select as many as apply):

                           I   [X]          Installment payments
                           II  [ ]          Such other forms as may be specified
                                            below:

                                          ------------

                  B.       IN-SERVICE DISTRIBUTIONS (SELECT AS MAY BE
                           APPROPRIATE):

                           I   [ ]          There shall be no in-service
                                            distribution of Participant account
                                            balances derived from Employer
                                            Profit Sharing Contributions.
                           II  [ ]          Participants may request an
                                            in-service distribution of their
                                            account balance attributable to
   N/A                                      Employer Profit Sharing
                                            Contributions, for the following
                                            reasons:

                                            (A)  [ ]  For purposes of satisfying
                                                      a financial hardship, as
                                                      determined in accordance
                                                      with the uniform
                                                      nondiscriminatory policy
                                                      of the Committee;
                                            (B)  [ ]  Attainment of age 59 1/2
                                                      by the Participant; or
                                            (C)  [ ]  Attainment of the Plan's
                                                      Normal Retirement Date by
                                                      the Participant.

         11.               FORFEITURES:

                  A. Forfeitures of amounts attributable to Employer Profit Sharing Contributions shall be reallocated as of:

N/A                        I    [ ]         the last day of the Plan Year in
                                            which the Forfeiture occurred.
                           II   [ ]         the last day of the Plan Year
                                            following the Plan Year in which the
                                            Forfeiture occurred.

                           III  [ ]         the last day of the Plan Year in
                                            which the Participant suffering the
                                            Forfeiture has incurred five
                                            consecutive One Year Breaks in
                                            Service.

                  B. Forfeitures of Employer Profit Sharing Contributions shall be reallocated as follows:

                           I    [ ]         Not applicable as Employer Profit
                                            Sharing Contributions are always
                                            100% vested and nonforfeitable.
                           II   [ ]         Used first to pay the expenses of
                                            administering the Plan, and then
                                            allocated pursuant to one of the
                                            following two options(15):
                           III  [ ]         Forfeitures shall be allocated to
                                            Participant's accounts in the same
                                            manner as Employer Profit Sharing
                                            Contributions, Employer Matching
                                            Contributions, Qualified Nonelective
                                            Contributions or Qualified Matching
                                            Contributions, in the discretion of
                                            the Employer, for the year in which
                                            the Forfeiture arose.
                            IV  [ ]         Forfeitures shall be applied to
                                            reduce the Employer Profit Sharing
                                            Contributions, Employer Matching
                                            Contributions, Qualified Nonelective
                                            Contributions or Qualified Matching
                                            Contributions, in the discretion of
                                            the Employer, for the Plan Year
                                            following the Plan Year in which the
                                            Forfeiture arose.

         12.      LIMITATIONS ON ALLOCATIONS:

                  If the Employer maintains or ever maintained another qualified retirement plan in which any Participant in this Plan is (or was) a participant, or could possibly become a participant, the Employer must complete the following:

                  A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer other than a Master or Prototype Plan:

                           I     [ ]        The provisions of this Plan shall
N/A                                         apply as if the other plan were a
                                            Master or Prototype plan; or,

                           II    [ ]        The following provisions will be
                                            effective to limit the total Annual
                                            Additions to the Maximum Permissible
                                            Amount, and will properly reduce any
                                            Excess Amounts, in a manner that
                                            precludes Employer discretion:


                  B. If the Participant is or ever has been a participant in a qualified defined benefit plan maintained by the Employer, the following provisions will be


---------------
15 If this option is selected, iii or iv must be selected to reallocate Forfeitures of Employer Profit Sharing Contributions remaining after expenses of administering the Plan have been paid.

                           effective to satisfy the 1.0 limitation of Internal Revenue Code Section 415(e), in a manner that precludes Employer discretion:
                           SEE ATTACHED ADDENDUM

         13.      INTERNAL REVENUE CODE SECTION 411(D)(6) PROTECTED BENEFITS:

   N/A            [ ]      If selected, the Plan has Internal Revenue Code
                           Section 411(d)(6) Protected Benefits from a prior plan that this Plan amends, that must be protected.

         14.      TOP-HEAVY PLAN PROVISIONS:

                  For each Plan Year in which the Plan is a Top-Heavy Plan the following provisions will apply:

                  A. The percentage of a Participant's Employer Contribution Account to be vested in him upon termination of employment prior to retirement shall be:

                           I   [ ]          a percentage determined in
                                            accordance with the following
                                            schedule:

                                            YEARS OF SERVICE               PERCENTAGE
                                            ----------------               ----------
                                            Less than two                        0
                                            Two but less than three             20
                                            Three but less than four            40
                                            Four but less than five             60
                                            Five but less than six              80
                                            Six or more                        100;

                           II   [ ]         100% vesting after ___ (not to
                                            exceed 3) Years of Service;
                                            provided, however, that Years of
                                            Service may not exceed two (2) if
                                            the service requirement for
                                            eligibility exceeds 1 year; or

                           III  [X]         computed in accordance with the
                                            vesting schedule selected by the
                                            Employer in Items B(7)(a) or
                                            C(4)(d), as long as the benefits
                                            under the vesting schedule in Items
                                            B(7)(a) or C(4)(d) vest at least as
                                            rapidly as the two options specified
                                            in this Item B(14)(a), above.

                           If the vesting schedule under the Plan shifts in or out of the schedules above for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in
                           Section 2.2 of the Basic Plan Document applies.

                  B. For purposes of minimum Top-Heavy allocations, contributions and forfeitures equal to 3% (not less than 3%) of each Non-key Employee's Compensation will be allocated to each Participant's Contribution Account when the Plan is a Top-Heavy Plan, except as otherwise provided in the Basic Plan Document. This
                           Item 14 will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer completes the following: (Insert the name of the plan or plans which will meet the minimum allocation or benefit requirement applicable to Top-Heavy plans.)

                  C. The Valuation Date as of which account balances or accrued benefits are valued for purposes of computing the Top-Heavy Ratio shall be the last day of each Plan Year.
                  D. If the Employer maintains or has ever maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, complete the following:

                           Present Value: For purposes of establishing Present Value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following:

                           Interest rate 6 %      Mortality table 1971 TPF&C
                                                  Mortality Table without
                                                  setback & used for both men
                                                  and women
         15.      INVESTMENTS:

                  A. Investments made pursuant to the investment direction provisions of the Basic Plan Document shall be made into any appropriate Investment Fund as selected by the Employer. In addition, investment of Plan assets is expressly authorized, as required by Revenue Ruling 81-100, in each of the following common or collective funds sponsored by the Trustee, or an affiliate of the Trustee (16):
                               SOCIETY NATIONAL BANK EB MANAGED GUARANTEED
                               INCOME CONTRACT FUND, THE SOCIETY NATIONAL BANK MULTIPLE INVESTMENT TRUST FOR EMPLOYEE BENEFIT TRUSTS, AND OTHER COLLECTIVE TRUSTS EXEMPT FROM TAX UNDER IRC SECTION 501 AND AS DESCRIBED IN REV. RUL. 81-100.

                  B.  [X]           If selected, an Employer Stock Fund shall be
                                    available as an Investment Fund pursuant to the terms of the Basic Plan Document.

                                    [ ]     If selected, and an Employer Stock
                                            Fund is available as an Investment
                                            Fund, Participants will have the
                                            right, notwithstanding any other
                                            provisions of the Plan, to direct
                                            that a portion of the Plan assets
                                            held for their benefit and invested
                                            in the Employer Stock Fund be
                                            diversified pursuant to the
                                            provisions of Section 10.7(F) of the
                                            Basic Plan Document.

------------------
16 This Item is for use in identifying collective trust funds, which, pursuant to Revenue Ruling 81-100 must be specifically referenced in the Plan. Actual Investment Funds are referenced on the Investment Fund Designation form attached to this Adoption Agreement.

                  C. Participants may make changes of existing account balances and future contributions from among the Investment Funds offered:

                           I   [X]          Once during each business day that
                                            the Trustee and the New York Stock
                                            Exchange are open.
                           II  [ ]          Once during each calendar month.
                           III [ ]          Once during each quarter of the Plan
                                            Year.
                           IV  [ ]          Once during each rolling   day
                                            period.

                  D.  [ ]           If selected, the Participant shall be
                                    restricted in making changes of existing account balances from any Investment Fund, as specified in the terms or conditions of such Investment Fund, and the Employer shall attach an addendum specifying such restriction.

                  E. The Participant will designate into which Investment Funds all contributions to their accounts are made, EXCEPT the following:

                           I    [ ]         Employer Profit Sharing
                                            Contributions
                           II   [X]         Employer Mandatory Matching
                                            Contributions
                           III  [ ]         Employer Discretionary Matching
                                            Contributions
                           IV   [ ]         Qualified Matching Contributions
                           V    [ ]         Qualified Nonelective Contributions

                  F.   [ ]          If selected, and to the extent a selection
                                    is made above, the Employer shall attach an Investment Direction Addendum specifying how the contributions so specified shall be invested among the Investment Fund.

                  G.   [ ]          If selected, the Participant shall be
                                    restricted in the use of the Employer Stock
                                    Fund as an Investment Fund for designating the investment of contributions in the Participant's account, as follows:

                                    I    [ ]         The Participant may not
                                                     direct the investment of
                                                     Plan assets held in their
                                                     account into the Employer
                                                     Stock Fund.
                                    II   [ ]         The Participant may direct
                                                      _____% of the following
                                                     contributions into the
                                                     Employer Stock Fund:

                                                     (A) [ ]  Employer Profit
                                                              Sharing
                                                              Contributions
                                                     (B) [ ]  Employer Mandatory
                                                              Matching
                                                              Contributions
                                                     (C) [ ]  Employer
                                                              Discretionary
                                                              Matching
                                                              Contributions
                                                     (D) [ ]  Qualified Matching
                                                              Contributions
                                                     (E) [ ]  Qualified
                                                              Nonelective
                                                              Contributions

                                    III  [ ]         ______% of the following
                                                     contributions will be
                                                     invested into the Employer
                                                     Stock Fund, with the
                                                     balance invested among:

                                                     (A)  [ ]  the other
                                                               Investment Funds,
                                                               including the
                                                               Employer Stock
                                                               Fund
                                                     (B)  [ ]  the other
                                                               Investment Funds,
                                                               NOT including the
                                                               Employer Stock
                                                               Fund
         16.      LOANS (SELECT ONE):

                  A.  [X]           Loans may be made from the Plan in
                                    accordance with the Basic Plan Document and
                                    such policies and procedures as the
                                    Committee may adopt and apply on a
                                    consistent and nondiscriminatory basis (17).
                  B.  [ ]           No loans shall be made from the Plan.

         17.      TRUSTEE:

                  The Trustee of this Plan shall be KEY TRUST COMPANY OF OHIO (a bank or trust company affiliated with KeyCorp within the meaning of Internal Revenue Code Section 1504).

         18.      EFFECTIVE DATE ADDENDUM:

                  [X] If selected, the following provisions shall have the specified effective dates (which are different from the date specified in Item B(1)):
                               EMPLOYER MANDATORY MATCHING CONTRIBUTIONS AS
                               SPECIFIED ON PAGE 20 SECTION 4AI EFFECTIVE
                               1/1/99.

------------
17 If this option is selected, the Employer must establish appropriate procedures for implementation of the Plan's loan program.

C.       SECTION 401(K) PLAN PROVISIONS:


         1.       SERVICE:

                  An Eligible Employee shall be required to fulfill the following eligibility service requirements in order to participate in the Plan through a salary reduction agreement and for purposes of receiving an allocation of Employer Matching Contributions:

             Effective 1/1/99
                  A. [X] The Employee must complete 60 Working Days of Employment of Service (not more than 1 year) to be a Participant for purposes of receiving allocations of Employer Matching Contributions.

             Effective 1/1/97
                  B. [X] The Employee must complete 60 Working Days of Employment of Service (not more than 1 year) to be a Participant for purposes of entering into a Salary Reduction Agreement and having Employee Before Tax Contributions or Employee After Tax Contributions contributed to the Plan on the Employee's behalf.

         2.       EMPLOYEE SALARY DEFERRALS: See Attached Addendum

                  A. [X] Participants shall be entitled to enter into a Salary Reduction Agreement providing for Before Tax Contributions to be made to the Plan.

                                    I   The minimum Before Tax Contribution
                                        shall be ____% of the Participant's
                                        Compensation.

                                    II  The maximum Before Tax Contribution
                                        shall be ____% of the Participant's
                                        Compensation.

                  B. [X] Participants shall be entitled to enter into a Salary Reduction Agreement providing for After Tax Contributions to be made to the Plan.

                                    I The minimum After Tax Contribution shall be ____% of the Participant's
                                        Compensation.

                                    II The maximum After Tax Contribution shall be ____% of the Participant's
                                        Compensation.

                                    III [ ]   If selected, notwithstanding the
                                              above, a Participant shall not
                                              be able to enter into a Salary
                                              Reduction Agreement providing for
                                              After Tax Contributions to be
                                              made to the Plan unless the
                                              Participant has entered into a
                                              Salary Reduction Agreement that
                                              provides for Before Tax
                                              Contributions to be made to the
                                              Plan in an amount of at least
                                              ____% of the Participant's
                                              Compensation.

                  C.    [ ]         If selected, a Participant shall be entitled
                                    to enter into a Salary Reduction Agreement providing that any extraordinary item of compensation, not yet payable (including bonuses), be withheld from the Participant's
                                    Compensation and contributed to the Plan as either a Before Tax Contribution, or After
                                    Tax Contribution (provided such
                                    contributions are authorized above, and to the extent that such contribution, when aggregated with either the Participants other Before Tax Contributions or After Tax
                                    Contributions do not exceed the limitations specified above, on an annual basis).

         3.       CONTRIBUTION CHANGES:

                  A. Participants may increase or decrease the amount of contributions made to the Plan pursuant to a Salary Reduction Agreement once each:

                           I        [ ]     Plan Year

                           II       [ ]     Semi-annual period, based on the
                                            Plan Year

                           III      [ ]     Quarter, based on the Plan Year

                           IV       [X]     Month

                           V        [ ]     Other, as specified below (provided
                                            that it is at least once per year):

                                            -------

                      B. Claims for returns of Excess Before Tax Contributions for the Participant's preceding taxable year must be made in writing, and submitted to the Committee by 3/15 (specify a date between March 1 and April
                           15).(18)

         4.       EMPLOYER MATCHING CONTRIBUTIONS(19):

                  Effective 1/1/99
                  A.       MANDATORY MATCHING CONTRIBUTIONS:

                           The Employer shall make contributions to the Plan, in an amount as specified below:

                           I    [X]         An amount, equal to 1/4% of each
                                            Participant's Before Tax
                                            Contributions, however, no match
                                            shall be made on Participant's
                                            Before Tax Contributions in excess
                                            of 1 % (or $______ ) of the
                                            Participant's Compensation.


------------
18 The date specified is for the refund of amount deferred in excess of the Code Section 402(g) limit (the $7,000 limit) for the Participant's taxable year.

19 The Employer shall have the right to designate all, or any portion of Employer Matching Contributions as Qualified Matching Contributions, which shall then be subject to the same vesting, distribution, and withdrawal restrictions as Before Tax Contributions.

                           II    [ ]        An amount, equal to ____% of each
                                            Participant's After Tax
                                            Contributions, but not to exceed
                                            ______% of the Participant's
                                            Compensation, or $ .

                           III   [ ]        An amount, equal to _____% of each
                                            Participant's contributions made
                                            pursuant to a Salary Reduction
                                            Agreement (including both Before Tax
                                            Contributions and After Tax
                                            Contributions), but only if the
                                            Participant has entered into a
                                            Salary Reduction Agreement providing
                                            for Before Tax Contributions of at
                                            least _____% of the Participant's
                                            Compensation, but not to exceed
                                            _____% of the Participant's
                                            Compensation, or $_______.

                           IV    [ ]        An amount equal to the sum of the
                                            following:

                                            (A)  _____% of the first  ____% of
                                                        the Participant's
                                                        Compensation deferred
                                                        pursuant to a Salary
                                                        Reduction Agreement;
                                                        plus,

                                            (B)  _____% of the next ____% of the
                                                        Participant's
                                                        Compensation deferred
N/A                                                     pursuant to a Salary
                                                        Reduction Agreement;
                                                        plus,

                                            (C)  _____% of the next ____% of the
                                                        Participant's
                                                        Compensation deferred
                                                        pursuant to a Salary
                                                        Reduction Agreement, but
                                                        not to exceed ____% of
                                                        the Participant's
                                                        Compensation, or $_____.

                           V     [ ]        An amount equal to $______, for each
                                            Participant who enters into a Salary
                                            Reduction Agreement providing for
                                            [ ] Before Tax Contributions, [ ]
                                            After Tax Contributions, or [ ]
                                            either Before Tax Contributions or
                                            After Tax Contributions (or a
                                            combination of both) equal to or
                                            exceeding ____% of the Participant's
                                            Compensation. Such contributions
                                            shall be made and allocated:

                                            (A)  [ ]    only during the first
                                                        Plan Year the Plan is
                                                        in effect, or if
                                                        a restatement, for
                                                        the first Plan Year
                                                        beginning with, or
                                                        containing the
                                                        restatement Effective
                                                        Date.
                                            (B)  [ ]    each Plan Year that a
                                                        Participant has in
                                                        force a Salary
                                                        Reduction Agreement
                                                        meeting the criteria
                                                        specified above.
                                            (C)  [ ]    during the first Plan
                                                        Year that the
                                                        participant
                                                        participates through a
                                                        Salary Reduction
                                                        Agreement meeting the
                                                        criteria specified
                                                        above.

                  B.       DISCRETIONARY MATCHING CONTRIBUTIONS:
N/A

                           [  ]     The Employer shall make contributions to the
                                    Plan, in an amount determined by resolution of the Board of Directors on an annual basis. The Board resolution shall provide for the percentage and/or amount of Before
                                    Tax Contributions and/or After Tax
                                    Contributions to be matched and the maximum percentage and/or amount of Before Tax
                                    Contributions and/or After Tax Contributions eligible for matching.

                  C.       ALLOCATION OF MATCHING CONTRIBUTIONS:

                           Employer Matching Contributions shall be allocated pursuant to the terms of the Basic Plan Document, notwithstanding the foregoing:

                           I   [X]          A Participant who terminates before
                                            the end of the period for which
                                            contributions are allocated shall
                                            share in the allocation of Employer
                                            Matching Contributions if
                                            termination of employment was the
                                            result of (select all that apply):

                                            (A)  [X]  retirement
                                            (B)  [ ]  disability
                                            (C)  [X]  death
                                            (D)  [ ]  other, as specified below:

                                                      ----

                           II  [X]          Employer Matching Contributions
                                            shall be allocated to the accounts
                                            of Participants (select one):

                                            (A)  [X]  as of each pay period for
                                                      which a contribution was
                                                      made pursuant to a Salary
                                                      Reduction Agreement.
                                            (B)  [ ]  semi-monthly.
                                            (C)  [ ]  as of the last day of the
                                                      month preceding the month
                                                      in which the contribution
                                                      was made.
                                            (D)  [ ]  as of the last day of the
                                                      Plan quarter preceding the
                                                      quarter in which the
                                                      contribution was made.
                                            (E)  [ ]  as of the last day of the
                                                      Plan year.

                           III  [X]         If selected, the Employer may make
                                            Employer Matching Contributions
                                            without regard to current or
                                            accumulated Net Profits of the
                                            Employer for the taxable year ending
                                            with, or within the Plan Year(20).

                  D. The percentage of a Participant's Employer Matching Contribution Account(21) (attributable to Employer Matching Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be(22):

                                   COMPLETED YEARS OF SERVICE

                                               1        2         3        4       5        6        7
                                          --------- --------   -------- ------- -------- -------- -----


                           I     [ ]                   100%
                                             -----    -----
                           II    [ ]                             100%
                                             -----    -----     -----
                           III   [ ]                    20%       40%      60%      80%    100%
                                             -----    -----     ------   -----    ----    -----
                           IV    [ ]                              20%      40%      60%     80%     100%
                                             -----    -----     -----    -----    -----   -----    -----
                           V     [ ]           10%      20%       30%      40%      60%     80%     100%
                                             -----    -----     -----    -----    -----   -----    -----
                           VI    [ ]                                               100%
                                             -----    -----     -----    -----    -----
                           VII   [ ]                                                                100%
                                             -----    -----     -----    -----    -----   -----    -----
                           VII   [X] Full and immediate vesting upon entry into the Plan

                                    Notwithstanding anything to the contrary in the Plan, the amount inserted in the blanks above shall not exceed the limits specified in Code Section 411(a)(2).

                  E. Notwithstanding the provisions of this Item C(4)(e) of the Adoption Agreement, a Participant shall become fully vested in his Participant's Employer Matching Contribution Account if(23):

                           I   [ ]          the Participant's job is eliminated
                                            without the Participant being
N/A                                         offered a comparable position
                                            elsewhere with the Employer.

                           II  [ ]          for such reason as is described
                                            below:

                                            ------


----------------
20 Net Profits will never be required for the contribution of Before Tax Contributions, After Tax Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions.

21 Notwithstanding anything in the Adoption Agreement to the contrary, amounts in a Participant's account attributable to Before Tax Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions shall be 100% vested and nonforfeitable at all time.

22 Notwithstanding the selection made in this Item B(7)(b), a Participant shall be fully vested in his or her Employer Contribution Accounts if the Participant dies or becomes Disabled while in the employ of the Employer.

23 The provisions of this section will be administered by the Employer on a consistent and nondiscriminatory basis.

                  F.       CORRECTIVE CONTRIBUTIONS:

                           I   [X]          If selected, the Employer shall be
                                            authorized to make Qualified
                                            Matching Contributions, subject to
                                            the terms of the Basic Plan
                                            Document, in an amount determined by
                                            resolution of the Board of Directors
                                            on an annual basis.
                           II  [X]          If selected, the Employer shall be
                                            authorized to make Qualified
                                            Nonelective Contributions, subject
                                            to the terms of the Basic Plan
                                            Document, in an amount determined by
                                            resolution of the Board of Directors
                                            on an annual basis.

         5.       GAP EARNINGS:

                  [X]         If selected, Gap Earnings, as defined in
                              Section 3.2(G)(1) of the Basic Plan Document, will be calculated for Excess Elective Deferrals, Excess Contributions and Excess Aggregate Contributions, and refunded to the Participant as provided for in Article III of the Basic Plan Document.

         6.       FORFEITURES:

                  A. Forfeitures of amounts attributable to Employer Matching Contributions shall be reallocated as of:

                           I   [ ]          the last day of the Plan Year in
                                            which the Forfeiture occurred.

                           II  [ ]          the last day of the Plan Year
                                            following the Plan Year in which the
N/A                                         Forfeiture occurred.

                           III [ ] the last day of the Plan Year in which the Participant suffering the Forfeiture has incurred the fifth consecutive One Year Break in
                                            Service.

                  B. Forfeitures of Employer Matching Contributions shall be reallocated as follows:

                           I   [ ]          Not applicable as Employer Matching
                                            Contributions are always 100% vested
                                            and nonforfeitable.
                           II  [ ]          Used first to pay the expenses of
                                            administering the Plan, and then
N/A                                         allocated pursuant to one of the
                                            following two options:
                           III [ ]          Forfeitures shall be allocated to
                                            Participant's accounts in the same
                                            manner as Employer Profit Sharing
                                            Contributions, Employer Matching
                                            Contributions, Qualified Nonelective
                                            Contributions or Qualified Matching
                                            Contributions, in the discretion of
                                            the Employer, for the year in which
                                            the Forfeiture arose.

                           IV  [ ]          Forfeitures shall be applied to
                                            reduce the Employer Profit Sharing
                                            Contributions, Employer Matching
                                            Contributions, Qualified Nonelective
                                            Contributions or Qualified Matching
                                            Contributions, in the discretion of
                                            the Employer, for the Plan Year
                                            following the Plan Year in which the
                                            Forfeiture arose.

                  C. Forfeitures of Excess Aggregate Contributions shall be:

                           I   [ ]          Applied to reduce Employer
                                            contributions for the Plan Year in
                                            which the excess arose, but
                                            allocated as below, to the extent
                                            the excess exceeds Employer
                                            contributions for the Plan Year, or
N/A                                         the Employer has already contributed
                                            for such Plan Year.

                           II  [ ]          Allocated after all other
                                            forfeitures under the Plan:

                                            (A) [ ]   to the Matching
                                                      Contribution account of
                                                      each Non-highly
                                                      Compensated Participant
                                                      who made Before Tax
                                                      Contributions or After Tax
                                                      Contributions in the ratio
                                                      which each such
                                                      Participant's Compensation
                                                      for the Plan Year bears to
                                                      the total Compensation of
                                                      all such Participants for
                                                      the Plan Year; or,

                                            (B) [ ]   to the Matching
                                                      Contribution account of
                                                      each Non-highly
                                                      Compensated Eligible
                                                      Participant in the ratio
                                                      which each Eligible
                                                      Participant's Compensation
                                                      for the Plan Year bears to
                                                      the total Compensation of
                                                      all Eligible Participants
                                                      for the Plan Year.

         7.       IN-SERVICE DISTRIBUTIONS (SELECT AS MAY BE APPROPRIATE):

                  A.  [ ]           There shall be no in-service distribution of
                                    Participant account balances derived from
                                    Before Tax Contributions (including
                                    Qualified Nonelective Contributions and
                                    Qualified Matching Contributions treated as
                                    Before Tax Contributions under the terms of
                                    the Basic Plan Document), or Employer
                                    Matching Contributions.
                  B.  [X]           Participants may request an in-service
                                    distribution of their account balance
                                    attributable to Employer Matching
                                    Contributions, for the following reasons:

                                    I     [X]        For purposes of satisfying
                                                     a financial hardship, as
                                                     determined in accordance
                                                     with the uniform
                                                     nondiscriminatory policy of
                                                     the Committee;

                                    II    [X]        Attainment of age 59 1/2 by
                                                     the Participant; or

                                    III   [X]        Attainment of the Plan's
                                                     Normal Retirement Date by
                                                     the Participant.

                  C.   [X]          Participants may request an in-service
                                    distribution of their account balance
                                    attributable to Employee Before Tax
                                    Contributions, for the following reasons:

                                    I     [X]        For purposes of satisfying
                                                     a financial hardship, as
                                                     determined by the facts and
                                                     circumstances of an
                                                     Employee's situation, in
                                                     accordance with the
                                                     provisions of Section 3.9
                                                     of the Basic Plan Document;
                                    II    [ ]        For purposes of satisfying
                                                     a financial hardship, using
                                                     the "safe harbor"
                                                     provisions of Section 3.9
                                                     of the Basic Plan Document.
                                    III   [X]        Attainment of age 59 1/2 by
                                                     the Participant; or
                                    IV    [X]        Attainment of the Plan's
                                                     Normal Retirement Date by
                                                     the Participant.

NOTICE: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under the provisions of ss.401 of the Internal Revenue Code. In order to obtain reliance with respect to the Plan's qualification, the Employer must apply to the Key District Office of the Internal Revenue Service for a determination letter.

This Adoption Agreement may only be used in conjunction with Basic Plan Document # 05.

This Plan document may only be used under the express authority of KeyCorp, its subsidiaries and affiliates, and is not effective as completed until executed by a duly authorized officer of KeyCorp, one of its subsidiaries or affiliates, and approved by KeyCorp's counsel.

KeyCorp, as sponsor, may amend or discontinue this prototype plan document upon proper notification to all adopting Employers pursuant to Revenue Ruling 89-13.

Failure to properly fill out an Adoption Agreement may result in disqualification of the Plan, and adverse tax consequences to the Employer and Plan Participants.

This Plan is sponsored by:

         KeyCorp, on behalf of its operating subsidiaries,
         banking and trust company affiliates
         127 Public Square
         Cleveland, Ohio  44114
         (800) 982-3811

         IN WITNESS WHEREOF, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this ______day of _________ , 19__ .


EMPLOYER:
          --------


By:
   ----------------------------
Title:
      -------------------------
TRUSTEE:


By:
   ----------------------------
Title:
      -------------------------

      and

By:
   ----------------------------
Title:
      -------------------------


APPROVED ON BEHALF OF TRUSTEE:

                           Initials:____________ Date:____________

                                   LIBBEY INC.
                                    ADDENDUM


12.B.    SECTION 415 LIMITATIONS.

         (A) LIMITS IMPOSED. In addition to any other limits set forth in the Plan, and notwithstanding any other provision of the Plan, in no event shall the annual amount payable with respect to a Participant under a Retirement Benefit Exceed the maximum annual amount permitted by section 415 of the Code for a benefit payable in the form and commencing at the age provided for under the Retirement Benefit. The determination in the preceding sentence shall be made after taking into account the annual additions with respect to the Participant under all other defined contribution plans required to be aggregated with this Plan under section 415(f)(1)(B) of the Code, and after taking into account the benefits payable with respect to the Participant under all defined benefit plans required to be aggregated under section 415 (f)(1)(A) of the Code. Where an Employee is a Participant under a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit fraction and the defined contribution fraction for any Plan Year may not exceed 1.0 as computed under the terms and conditions as set forth under section 415(e) of the Code.

         (B) ADJUSTMENTS WHERE LIMITS OTHERWISE EXCEEDED. If the limits imposed by Section 2.07(a) hereof (Limits Imposed) with respect to a Participant would otherwise be exceeded, the benefits and the annual additions with respect to the Participant under the plans described in Section 2.07(a) hereof (Limits Imposed) shall be reduced until those limits are satisfied. For purposes of applying the preceding sentence, the benefits payable with respect to the Participant under this Plan shall not be reduced until the annual additions with respect to such Participant under all other defined contribution plans have first been reduced. Furthermore, the benefits payable with respect to the Participant under this Plan shall not be reduced before the benefits payable with respect to such Participant are reduced under any defined benefit plan.

         (C)      CERTAIN RULES FOR APPLYING LIMITS. The limits imposed by
                  Section 2.07(a) hereof (Limits Imposed) shall be applied on the basis of:

                  (1) an interest rate assumption of 5% per annum, compounded annually,

                  (2)      the definition of compensation in section 1.415-2
                           (d)(11)(ii) of the Treasury Regulations,

                  (3) Any cost-of-living increase that the Plan is permitted to take into account under section 415(d) of the Code,

                  (4) any applicable transition rule prescribed in section 1106(I) of the Tax Reform Act of 1986,

                  (5) Any other applicable transition rule that preserves a Participant's Accrued Benefit under the Plan as of the effective date on an amendment to section 415 of the Code.



C.       2.       EMPLOYEE SALARY DEFERRALS:

                  Effective 1/1/97

                                                        Maximum                Contribution
                  Pre-Tax                              After-Tax                   TOTAL
                  -------                              ---------                   -----

                  0-9%                                    3%                       0-12%
                  10%                                     2%                        12%
                  11%                                     1%                        12%
                  12%                                     0%                        12%